  EXHIBIT 99.1

Crexendo Announces Fourth Quarter and Year Ended December 31, 2021 Results

PHOENIX, AZ—(Marketwired – March 21, 2022)

Crexendo, Inc. (NASDAQ: CXDO) is an award-winning premier provider of Unified Communications as a Service (UCaaS), Call Center as a Service (CCaaS), communication platform software solutions, and collaboration services designed to provide enterprise-class cloud communication solutions to any size business through our business partners, agents, and direct channels. Our solutions currently support over two million end users globally and was recently recognized as the fastest growing UCaaS platform in the United States. Today, the Company reported financial results for the fourth quarter and full year ended December 31, 2021.

Fourth Quarter and Year End Financial highlights:

•	Q4 Revenue increased 108% to $9.0 million
•	2021 Total revenue increased 71% year-over-year to $28.1 million.
•	Q4 Non-GAAP net income of $592,000 and GAAP net loss of $(602,000).
•	2021 Non-GAAP net income of $1.7 million and GAAP net loss of $(2.4 million).

Financial Results for the Fourth Quarter of 2021

Consolidated total revenue for the fourth quarter of 2021 increased 108% to $9 million compared to $4.3 million for the fourth quarter of 2020.

Consolidated service revenue for the fourth quarter of 2021 increased 14% to $4.3 million compared to $3.8 million for the fourth quarter of 2020.

Consolidated software solutions revenue for the fourth quarter of 2021 of $3.9 million compared to $0 for the fourth quarter of 2020.

Consolidated product revenue for the fourth quarter of 2021 increased 55% to $815,000 compared to $526,000 for the fourth quarter of 2020.

Consolidated operating expenses for the fourth quarter of 2021 increased 133% to $9.8 million compared to $4.2 million for the fourth quarter of 2020. Acquisitions contributed $4.6 million of the additional operating expenses.

The Company reported net loss of $(602,000) for the fourth quarter of 2021, or $(0.03) loss per basic and diluted common share, compared to $7,161,000of net income, or $0.40 per basic common share and $0.37 per diluted common share for the fourth quarter of 2020 due to the release of our valuation allowance.

Non-GAAP net income of $592,000 for the fourth quarter of 2021, or $0.03 per basic common share and $0.02 per diluted common share, compared to non-GAAP net income of $7,430,000 or $0.42 per basic common share and $0.39 per diluted common share for the fourth quarter of 2020 due to the release of our valuation allowance.

EBITDA for the fourth quarter of 2021 decreased to a $(102,000) loss, compared to $185,000 for the fourth quarter of 2020. Adjusted EBITDA for the fourth quarter of 2021 increased to $474,000, compared to $431,000 for the fourth quarter of 2020.

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Financial Results for the Year ended December 31, 2021

Consolidated total revenue for the year ended December 31, 2021 increased 71% to $28.1 million compared to $16.3 million for the year ended December 31, 2020.

Consolidated service revenue for the year ended December 31, 2021 increased 18% to $17.1 million compared to $14.5 million for the year ended December 31, 2020.

Consolidated software solutions revenue for the year ended December 31, 2021 of $8.7 million compared to $0 for the year ended December 31, 2020. Software solutions revenue represents revenue from the NetSapiens business combination from the acquisition date of June 1, 2021.

Consolidated product revenue for the year ended December 31, 2021 increased 26% to $2.3 million compared to $1.8 million for the year ended December 31, 2020.

Consolidated operating expenses for the Year ended December 31, 2021 increased 101% to $30.9 million compared to $15.4 million for the year ended December 31, 2020. Acquisitions contributed $11.2 million of the additional operating expenses. Additionally, during the year ended December 31, 2021, we incurred $1.0 million of acquisition related general and administrative expenses.

The Company reported a net loss of $(2.4) million for the year ended December 31, 2021, or a $(0.12) loss per basic and diluted common share, compared to $7.9 million net income, or $0.50 per basic common share and $0.46 per diluted common share for the year ended December 31, 2020.

Non-GAAP net income of $1.7 million for the year ended December 31, 2021, or $0.0 per basic common share and $0.07 per diluted common share, compared to a non-GAAP net income of $8.7 million or $0.55 per basic common share and $0.50 per diluted common share for the year ended December 31, 2020.

EBITDA for the Year ended December 31, 2021 decreased to a $(1.2) million loss, compared to $1.2 million in earnings for the year ended December 31, 2020. Adjusted EBITDA for the year ended December 31, 2021 decreased to $1.6 million, compared to $1.9 million for the year ended December 31, 2020.

Total cash, cash equivalents, and restricted cash at December 31, 2021 was $7.5 million compared to $17.7 million at December 31, 2020.

Cash used for operating activities for the Year ended December 31, 2021 of $(1.0) million compared to $647,000 provided by operating activities for the year ended December 31, 2020. Cash used for investing activities for the year ended December 31, 2021 of $(9.9) million compared to $(921,000) used for the year ended December 31, 2020. Cash provided by financing activities for the year ended December 31, 2021 of $650,000 compared to $13.7 million for the year ended December 31, 2020.

Steven G. Mihaylo, Chief Executive Officer commented, “The results we announced today were excellent. Our ability to execute on our plan and grow the business is due to the hard work and commitment of our entire team. Our employees come to work every day with a passion for their jobs and to provide the best service and benefits to our customers and our shareholders. The fourth quarter and year end results support my confidence in our ability to execute on our long-term strategic plan. We have met every milestone that I have committed to including now doing a superb job of consolidating operations. Our entire team has worked tirelessly to make operational and structural improvements and the combined post-merger operation is going to provide substantial benefits to our customers and shareholders. One such example, of many, is the Crexendo VIP™ platform powered by the award winning NetSapiens technology which is the top in the business that provides what I am convinced are the best benefits in the industry as well as the best support package offered which includes our 100% uptime guarantee. VIP™ shows that our combined operations are capable of having the dual benefit of reducing our expenses while allowing us to improve service to both the telecom and software solutions customers. This type of collaboration is only the beginning, and I am convinced the merger will continue to provide substantial customer and shareholder benefits.”

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Mihaylo added, “I am very excited with our results, consolidated total revenue for the fourth quarter increasing 108% is a major milestone, I am also highly impressed that 2021 total revenue increased 71% year-over-year to $28.1 million. This is a very exciting metric, and I am convinced that this is only the beginning. With that said we are diligently working on improving margins by increasing efficiencies, targeting expenses and implementing price increases. I fully believe that we will continue to grow the business both organically as well as through additional accretive acquisitions. My expectation of growing the business by 40% to 50% has not changed. I have never been more excited about the future for Crexendo, our customers, our employees, and our shareholders.”

Doug Gaylor, President, and Chief Operating Officer, stated, “I agree with Steve that our results of the combined organization have been great. I am particularly gratified that we have met all the milestones we had committed to including integrating last year’s major acquisition of NetSapiens. We are operating as one team with one commitment to our customers, employees, and shareholders. While I am pleased with our progress, I know we have much more that we can and will accomplish. The results were exciting, but we are not resting on our laurels, we have recently announced partnerships with multiple Master Agents as well as our recently announced partnership with Mavenir. We will continue to work on these types of relationships which I believe will help fuel our future growth. We will also work on aggressively growing the business organically and inorganically. I couldn’t be more excited about our opportunity for continued growth and success in the future.”

Conference Call

The Company is hosting a conference call today, March 21, 2022, at 4:30 PM EDT. The dial-in number for domestic participants is 877-545-0320 and 973-528-0002 for international participants. Please dial in five minutes prior to the beginning of the call at 4:30 PM EDT and reference Crexendo earnings call. A replay of the call will be available until March 28, 2022, by dialing toll-free at 877-481-4010 or 919-882-2331 for international callers. The replay passcode is 44837.

About Crexendo

Crexendo, Inc. is an award-winning premier provider of Unified Communications as a Service (UCaaS), Call Center as a Service (CCaaS), communication platform software solutions, video conferencing and collaboration services designed to provide enterprise-class cloud communication solutions to any size business through our business partners, agents, and direct channels. Our solutions currently support over two million end users globally and was recently recognized as the fastest growing UCaaS platform in the United States.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “will” and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) ability to execute on its plan and grow the business; (ii) growth being due to the hard work and commitment to the entire team with employees coming to work every day with a passion for their jobs and to provide the best service and benefits to our customers and shareholders; (iii) fourth quarter and year end results supporting the confidence in the ability to execute on its long-term strategic plan; (iv) meeting every milestone that it has committed to including now doing a superb job of consolidating operations; (v) entire team having worked tirelessly to make operational and structural improvements with the combined post-merger operation providing substantial benefits to shareholders; (vi) Crexendo VIP™ platform providing benefits to shareholders and having the best benefits in the industry as well as the best package; (vii) VIP™ showing what our combined operations are capable of and having the dual benefit of reducing expenses while allowing improved service to both the telecom and software solutions customers; (viii) believing that type of collaboration is only the beginning and being convinced the merger will continue to provide substantial customer and shareholder benefits; (ix) being very excited with results and being convinced that this is only the beginning; (x) diligently working on improving margins by increasing efficiencies, targeting expenses and price increases; (xi) believing that the business will continue to grow both organically as well as through additional accretive acquisitions; (xii) expectation of growing the business by 40% to 50% and never having been more excited about the future for Crexendo, its customers, its employees, and its shareholders; (xiii) being gratified that it has met all the milestones committed to including integrating last year’s major acquisition and operating as one team with one commitment to r customers, employees, and shareholders; (xiv) believing that the current progress it is only the beginning with resting on its laurels; (xiv) continue to work on further announce relationships which will help fuel future growth and (xv) working on aggressively growing the business and being very excited about its future.

For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company’s Form 10-K for the year ended December 31, 2021, and quarterly Form 10-Qs as filed with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

Contact

Crexendo, Inc.

Doug Gaylor

President and Chief Operating Officer

602-732-7990

dgaylor@crexendo.com

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CREXENDO, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except par value and share data)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$7,468	$17,579
Restricted cash	-	100
Trade receivables, net of allowance for doubtful accounts of $72 as of December 31, 2021 and $21 as of December 31, 2020	2,177	538
Contract assets	261	159
Inventories	231	504
Equipment financing receivables	332	286
Contract costs	648	421
Prepaid expenses	358	190
Income tax receivable	11	4
Other current assets	74	-
Total current assets	11,560	19,781

Long-term equipment financing receivables, net	942	906
Property and equipment, net	2,989	2,734
Deferred income tax assets, net	986	6,054
Operating lease right-of-use assets	532	1
Intangible assets, net	22,161	252
Goodwill	36,972	272
Contract costs, net of current portion	697	549
Other long-term assets	313	156
Total Assets	$77,152	$30,705

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$476	$56
Accrued expenses	4,904	1,628
Finance leases	110	29
Notes payable	1,873	71
Operating lease liabilities	447	1
Income tax payable	24	-
Contract liabilities	2,738	778
Total current liabilities	10,572	2,563

Contract liabilities, net of current portion	290	450
Finance leases, net of current portion	193	55
Notes payable, net of current portion	-	1,873
Operating lease liabilities, net of current portion	164	-
Total liabilities	11,219	4,941

Commitments and contingencies (Note 16)

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 50,000,000 shares, 22,054,239 shares issued and outstanding as of December 31, 2021 and 17,983,177 shares issued and outstanding as of December 31, 2020	22	18
Additional paid-in capital	118,432	75,834
Accumulated deficit	(52,533)	(50,088)
Accumulated other comprehensive income	12	-
Total stockholders' equity	65,933	25,764

Total Liabilities and Stockholders' Equity	$77,152	$30,705

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CREXENDO, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except per share and share data)

	Year Ended December 31,
	2021	2020
Service revenue	$17,102	$14,544
Software solutions	8,666	-
Product revenue	2,324	1,843
Total revenue	28,092	16,387

Operating expenses:
Cost of service revenue	5,104	3,837
Cost of software solutions	4,031	-
Cost of product revenue	1,525	1,110
Selling and marketing	8,260	4,153
General and administrative	10,586	5,107
Research and development	1,396	1,189
Total operating expenses	30,902	15,396

Income/(loss) from operations	(2,810)	991

Other income/(expense):
Interest income	1	3
Interest expense	(84)	(76)
Extinguishment of PPP debt	-	1,007
Other income/(expense), net	(17)	(26)
Total other income/(expense), net	(100)	908

Income/(loss) before income tax	(2,910)	1,899

Income tax benefit	465	6,041

Net income/(loss)	$(2,445)	$7,940

Earnings per common share:
Basic	$(0.12)	$0.50
Diluted	$(0.12)	$0.46

Weighted-average common shares outstanding:
Basic	20,275,691	15,767,874
Diluted	20,275,691	17,420,476

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CREXENDO, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)	$(2,445)	$7,940
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,626	258
Deferred tax asset	(499)	(6,054)
Extinguishment of PPP debt	-	(1,001)
Share-based compensation	1,628	623
Changes in assets and liabilities:
Trade receivables	(501)	(152)
Contract assets	(102)	(137)
Equipment financing receivables	(82)	(488)
Inventories	285	(122)
Contract costs	(270)	(155)
Prepaid expenses	(92)	(49)
Income tax receivable	(7)	-
Other assets	245	(50)
Accounts payable and accrued expenses	(245)	20
Income tax payable	24	-
Contract liabilities	(571)	14
Net cash provided by/(used for) operating activities	(1,006)	647

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(101)	(745)
Acquisition of customer relationships, developed technology, and trademarks and trade name	(9,766)	(176)
Net cash used for investing activities	(9,867)	(921)

CASH FLOWS FROM FINANCING ACTIVITIES
Payment of contingent consideration	(746)	(54)
Repayments made on finance leases	(99)	(32)
Proceeds from notes payable	-	1,001
Repayments made on notes payable	(71)	(56)
Proceeds from exercise of options	1,729	2,043
Proceeds from issuance of common stock	-	10,771
Taxes paid on the net settlement of stock options	(163)	-
Net cash provided by financing activities	650	13,673
Effect of exchange rate changes on cash	12	-

NET INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(10,211)	13,399

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT THE BEGINNING OF THE YEAR	17,679	4,280

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT THE END OF THE YEAR	$7,468	$17,679

Supplemental disclosure of cash flow information:
Cash used during the year for:
Income taxes, net	$(15)	$(12)
Interest expense	$(84)	$(70)
Supplemental disclosure of non-cash investing and financing information:
Stock issued for the acquisition of Centric Telecom	$346	$-
Stock issued in connection with the merger with NetSapiens	$16,942	$-
Stock options issued in connection with the merger with NetSapiens	$22,120	$-
Property and equipment financed through finance leases	$273	$-
Prepaid assets financed through finance leases	$14	$-
Purchase of property and equipment with a note payable	$-	$2,000
Adjustment to intangible assets and contingent consideration of customer relationship asset acquisition	$-	$(121)
Extinguishment of PPP debt	$-	$(1,001)

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CREXENDO, INC. AND SUBSIDIARIES

Supplemental Segment Financial Data

(In thousands)

	Year Ended December 31,
	2021	2020
Revenue:
Cloud telecommunications service	$19,426	$16,387
Software solutions	8,666	-
Consolidated revenue	28,092	16,387

Income/(loss) from operations:
Cloud telecommunications services	(2,643)	991
Software solutions	(167)	-
Total operating income/(loss)	(2,810)	991
Other income/(expense), net:
Cloud telecommunications services	(70)	908
Software solutions	(30)	-
Total other income/(expense), net	(100)	908
Income/(loss) before income tax benefit:
Cloud telecommunications services	(2,713)	1,899
Software solutions	(197)	-
Income/(loss) before income tax benefit	$(2,910)	$1,899

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Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (“Non-GAAP”) net income and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation, acquisition related expenses, changes in fair value of contingent consideration and amortization of intangibles. We define EBITDA as U.S. GAAP net income/(loss) before interest income, interest expense, other income and expense, provision for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for acquisition related expenses, changes in fair value of contingent consideration and share-based compensation. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our March 21, 2022, earnings press release, as furnished on Form 8-K, we included Non-GAAP net income, EBITDA and Adjusted EBITDA. The terms Non-GAAP net income, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net income, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income/(loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	they do not reflect changes in, or cash requirements for, our working capital needs;
•	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
•	they do not reflect income taxes or the cash requirements for any tax payments;
•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•

while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

•	other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income, EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income, EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

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Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(In thousands)		(In thousands)
U.S. GAAP net income/(loss)	$(602)	$7,161	$(2,445)	$7,940
Share-based compensation	478	246	1,628	623
Acquisition related expenses	(28)	-	1,037	-
Change in fair value of contigent consideration	126	-	126	-
Amortization of intangible assets	618	23	1,391	92
Non-GAAP net income	$592	$7,430	$1,737	$8,655

Non-GAAP net income per common share:
Basic	$0.03	$0.42	$0.09	$0.55
Diluted	$0.02	$0.39	$0.07	$0.50

Weighted-average common shares outstanding:
Basic	21,792,137	17,877,481	20,275,691	15,767,874
Diluted	26,068,825	19,251,448	23,408,162	17,420,476

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Reconciliation of U.S. GAAP Net Income to EBITDA to Adjusted EBITDA

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(In thousands)		(In thousands)
U.S. GAAP net income/(loss)	$(602)	$7,161	$(2,445)	$7,940
Depreciation and amortization	695	61	1,626	258
Interest expense	20	22	84	76
Interest and other expense/(income)	3	(1,009)	16	(984)
Income tax provision/(benefit)	(218)	(6,050)	(465)	(6,041)
EBITDA	(102)	185	(1,184)	1,249
Acquisition related expenses	(28)	-	1,037	-
Change in fair value of contingent consideration	126	-	126	-
Share-based compensation	478	246	1,628	623
Adjusted EBITDA	$474	$431	$1,607	$1,872

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